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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                            Jurisdiction of Organization
Name of Subsidiary                               and Type of Entity
------------------                          ----------------------------
AMB Property, L.P.                            Delaware limited partnership
AMB Property II, L.P.                         Delaware limited partnership
Long Gate LLC                                 Delaware limited liability
                                               company